                                                                                        Exhibit 10.56

THIRD LEASE MODIFICATION

THE LEASE AGREEMENT dated January 28, 2003 and modified thereafter, by and between AMERICAN CENTER LLC, a Michigan Limited Liability Company f/k/a AMERICAN CENTER ACQUISITION, LLC, a Michigan Limited Liability Company (the “Landlord”), and LDMI TELECOMMUNICATIONS INC., a Michigan corporation (the “Tenant”) for Suites #400, #500, #1660 consisting of 39,594 rentable square feet and Storage Space #7 and #8 consisting of 250 square feet (the “Premises” or “demised premises”) in the AMERICAN CENTER (the “Building”) 27777 Franklin Road, Southfield, Michigan 48034 (the “Project”) is hereby modified as follows:

1.	Tenant shall lease Suite #1680 (the “Expansion Space”) consisting of 3,779 square feet (as marked on Exhibit “A”) to become effective February 1, 2004 and expire November 30, 2013.

2. DELETION OF CERTAIN TERMS AND CONDITIONS - Section 1.01 (g), BASE RENT, of the Lease dated January 28, 2003 is deleted in its entirety and replaced with the following:

The Base Monthly Rent shall be:

Date	Existing	Storage Space	Expansion Space	Total Monthly Base Rent	Total Base Rent for Period
6/1/03 - 1/31/04	$68,464.63	$229.17	$0.00	$68,693.80	$549,550.40
2/1/04 - 5/31/04	$68,464.63	$229.17	$6,534.52	$75,228.32	$300,913.28
6/1/04 - 5/31/05	$70,114.38	$239.58	$6,691.98	$77,045.94	$924,551.28
6/1/05 - 5/31/06	$71,764.13	$250.00	$6,849.44	$78,863.57	$946,362.84
6/1/06 - 5/31/07	$75,063.63	$260.42	$7,164.35	$82,488.40	$989,860.80
6/1/07 - 5/31/08	$76,713.38	$270.83	$7,321.81	$84,306.02	$1,011,672.24
6/1/08 - 5/31/09	$78,363.13	$281.25	$7,479.27	$86,123.65	$1,033,483.80
6/1/09 - 5/31/10	$80,012.88	$291.67	$7,636.73	$87,941.28	$1,055,295.36
6/1/10 - 5/31/11	$81,662.63	$302.08	$7,794.19	$89,758.90	$1,077,106.80
6/1/11 - 5/31/12	$83,312.38	$312.50	$7,951.65	$91,576.53	$1,098,918.36
6/1/12 - 5/31/13	$84,962.13	$322.92	$8,109.10	$93,394.15	$1,120,729.80
6/1/13 - 11/30/13	$84,962.13	$322.92	$8,109.10	$93,394.15	$560,364.90
				Aggregate	$10,668,809.86

3. Effective February 1, 2004, the Existing Office Space and the Expansion Space totaling 40,958 usable / 43,373 rentable square feet of Office Space together with the Storage Space consisting of 250 usable square feet shall be called the Premises (as marked on Exhibit “A-1”).

4. The Base Year shall remain 2004. Effective February 1, 2004 the Tenant’s Proportionate Share shall be changed to:
Tenant’s Proportionate Share of Operating Expenses, Utilities and Taxes:
43,373 Rentable square feet in the Premises divided by
488,465 Rentable square feet in the Building = 8.879%

Tenant’s Proportionate Share of Office Tower Space Cleaning:
43,373 Rentable square feet in the Premises divided by
442,370 Rentable square feet in the Building 9.805%

5.  DELETION OF CERTAIN TERMS AND CONDITIONS - Section D4.02, Deferral of Base Rent, of the Lease dated January 28, 2003 and modified thereafter, is deleted in its entirety and replaced with the following:

Deferral of Base Rent - The amounts defined in the table below the “Deferred Rent”, of the Base Rent due for each Deferral Period will be paid according to Paragraph D4.03 of the Lease, and the balance of the Base Rent will be paid according to the Lease.

For Deferral Periods (defined above)	DEFERRED RENT
First Deferral Period	$68,693.80, the "First Deferred Rent"
Second Deferral Period	$68,693.80, the "Second Deferred Rent"
Third Deferral Period	$68,693.80, the "Third Deferred Rent"
Fourth Deferral Period	$68,693.80, the "Fourth Deferred Rent"
Fifth Deferral Period	$68,693.80, the "Fifth Deferred Rent"
Sixth Deferral Period	$68,693.80, the "Sixth Deferred Rent"
Seventh Deferral Period	$68,693.80, the "Seventh Deferred Rent"
Eighth Deferral Period	$68,693.80, the "Eighth Deferred Rent"
Ninth Deferral Period	$75,228.32, the "Ninth Deferred Rent"
Tenth Deferral Period	$75,228.32, the "Tenth Deferred Rent"
Eleventh Deferral Period	$75,228.32, the “Eleventh Deferred Rent”
Twelfth Deferral Period	$75,228.32, the “Twelfth Deferred Rent”
Thirteenth Deferral Period	$38,522.97, the " Thirteenth Deferral Rent"
Fourteenth Deferral Period	$38,522.97, the "Fourteenth Deferral Rent"
Fifteenth Deferral Period	$77,045.94, the "Fifteenth Deferral Rent"
Sixteenth Deferral Period	$38,522.97, the "Sixteenth Deferral Rent"
Seventeenth Deferral Period	$38,522.97, the "Seventeenth Deferral Rent"
Eighteenth Deferral Period	$77,045.94, the "Eighteenth Deferral Rent"
Nineteenth Deferral Period	$38,522.97, the "Nineteenth Deferral Rent"
Twentieth Deferral Period	$38,522.97, the "Twentieth Deferral Rent"
Twenty-First Deferral Period	$77,045.94, the "Twenty-First Deferral Rent"
Twenty-Second Deferral Period	$38,522.97, the "Twenty-Second Deferral Rent"
Twenty-Third Deferral Period	$38,522.97, the “Twenty-Third Deferral Rent”
Twenty-Fourth Deferral Period	$38,522.97, the “Twenty-Fourth Deferral Rent”

6.	In addition to Section D1, EXCESS TENANT IMPROVEMENT COSTS, of the Lease dated January 28, 2003, Landlord agrees to provide the following Allowance toward Tenant Improvements of the Expansion Space:

EXCESS TENANT IMPROVEMENT COSTS - Landlord shall provide up to Ninety-three Thousand, Five Hundred Thirty and 25/100 Dollars ($93,530.25) (the "Tenant Improvement Allowance") for the tenant improvements. Tenant shall be responsible for all costs in excess of the Tenant Improvement Allowance to construct the Tenant Improvements in accordance with the Plans. In the event the cost of completing the Tenant Improvements is less than the Tenant Improvement Allowance, Landlord shall retain the difference. In the event the estimated cost of completing the Tenant Improvements in accordance with the Plans as a result of Tenant changes shall exceed the Tenant Improvement Allowance, the Landlord shall provide Tenant with a Change Order (as defined below), documenting such increased cost and Tenant shall reimburse Landlord for such increased costs pursuant to the payment terms set forth in such Change Order.

9. NON-DISCLOSURE - Tenant will not record this Lease or a memorandum hereof, and will not otherwise disclose the terms of this Lease to anyone other than its attorneys, accountants or employees who need to know of its contents in order to perform their duties for Tenant. Any other disclosure will be an event of Default under the Lease. Tenant agrees that Landlord shall have the right to publish a "tombstone" or other promotional description of this Lease.

Except as hereinabove specifically provided to the contrary, all of the remaining terms, covenants, and agreements contained in said Lease, and all modifications thereafter, shall remain in full force and effect and shall be applicable to the Premises as described in said Lease is hereby acknowledged, ratified, and confirmed by the parties hereto.

TENANT:  LANDLORD:

LDMI TELECOMMUNICATIONS, INC., a Michigan corporation	AMERICAN CENTER LLC, a Michigan Limited Liability Company
By: Southfield Office Manager, Inc.

By: /s/ Michael Mahoney                       By: /s/ Paul A/ Stodulski
Printed: Michael Mahoney                                     Printed: Paul A. Stodulski
Its: CFO                              Its: Treasure
Date: 11-10-03                           Date: 11-14-03

EXHIBIT A

EXPANSION SPACE

Approved by Tenant:

LDMI TELECOMMUNICATIONS, INC., a Michigan corporation

By: /s/ Michael Mahoney
Printed: Michael Mahoney
Its: CFO
Date: 11/10/03

EXHIBIT A-1

PREMISES SPACE PLAN

Approved by Tenant:

LDMI TELECOMMUNICATIONS, INC., a Michigan corporation

By: /s/ Michael Mahoney
Printed: Michael Mahoney
Its: CFO
Date: 11/10/03